SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                -------------------------------------------------

                                    Form 8-K

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 17, 2002


                              OCEAN BIO-CHEM, INC.

               (Exact name of registrant as specified in charter)

       Florida                        2-70197                    59-1564329
    (State or other            (Commission File Number          (IRS Employer
    jurisdiction of                                          Identification No.)
     Incorporation)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314 (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code: 954/587-6280

Item 5.  Other Events

     On September 17, 2002, the United States Court of Appeals for the Federal Circuit entered a Judgment on appeal from a Motion for Partial Summary Judgment in the matter of North American Oil Company, Inc. vs. Star Brite Distributing, Inc., Civil Action No. 1-98-CV-1589:

     1. The Court of Appeals held that the United States District Court, Northern District of Georgia, Atlanta Division, erred in invalidating Claim 1 and Claims 2 - 9 of the '598 Patent.

     2. The Court of Appeals reversed the judgment of the District Court that held the '598 Patent obvious under Section 103.

     3. The Court of Appeals reversed the District Court's finding that the Company was guilty of deceptive intent and vacated the District Court's ruling of deceptive intent against the Company.

     4. The Court of Appeals upheld the District Court's exclusion of certain expert witnesses.

     5. The Court of Appeals affirmed the award of expenses to Star Brite in prosecuting its Motion to Strike.

     6. The Court of Appeals remanded the case to a District Court for further proceedings.

     The Company cannot at this time determine if, or to what extent, the Plaintiffs will choose to continue this litigation.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       OCEAN BIO-CHEM, INC.

Date:    September 24, 2002            By:  /s/ Peter G. Dornau
                                          --------------------------------
                                       Name:    Peter G. Dornau
                                       Title:   Chairman of the Board of
                                                Directors and Chief
                                                Executive Officer




Date:    September 24, 2002            By:  /s/ Edward Anchel
                                          --------------------------------
                                       Name:    Edward Anchel
                                       Title:   Chief Financial Officer